UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2022

GORES TECHNOLOGY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40194	85-4306029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6260 Lookout Road Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

(303) 531-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock	GTPA	Nasdaq Capital Market
Warrants	GTPAW	Nasdaq Capital Market
Units	GTPAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 23, 2022, Gores Technology Partners, Inc. (the “Company”) filed a definitive proxy statement relating to a special meeting of stockholders to approve (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”) and (ii) an amendment to the Investment Management Trust Agreement, dated March 16, 2021, by and between the Company and Computershare Trust Company, N.A., as trustee (such proposals together, the “Proposals”), which together would, if implemented, allow the Company to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), prior to December 31, 2022 by changing the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from March 16, 2023 to the later of (x) December 15, 2022 or (y) the date of effectiveness of the second amended and restated charter (the “Amended Termination Date”).

If the Proposals are approved, and because the Company will not be able to complete an initial Business Combination by the Amended Termination Date, the Company will redeem all Public Shares as promptly as reasonably possible after the Amended Termination Date (the “Mandatory Redemption”). The Company expects to complete the Mandatory Redemption on or around December 16, 2022 if stockholders approve the Proposals. Additionally, the last day of trading of the Public Shares will be December 15, 2022 if stockholders approve the Proposals.

The virtual special meeting will be held on Thursday, December 15, 2022 at 9:30 a.m. Eastern Time, and the record date for the meeting was the close of business (Eastern time) on November 22, 2022.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early ceasing of operations of the Company. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the receipt of the requisite stockholder approval to effect the amendment to the Company’s Charter. These forward-looking statements speak only as of the date of Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this Current Report on Form 8-K.

Additional Information

Nothing in the foregoing communication shall constitute a solicitation to buy or an offer to sell any of the Company’s securities. The Company’s stockholders and other investors are urged to read the definitive proxy statement which has been filed with the Securities and Exchange Commission (the “SEC”) because it will contain important information relating to the foregoing. Copies of the Company’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov).

Participants in a Solicitation

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals to be vote on at the special meeting. Information regarding the directors and executive officers of the company is available in its definitive proxy statement, which was filed with the SEC on November 23, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gores Technology Partners, Inc.

Date: November 23, 2022	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer and Secretary

3